                                                                   Exhibit 99(b)

                                 [LOGO]Wachovia

                               First Quarter 2002

                            Quarterly Earnings Report

                                 April 18, 2002

                                Table of Contents

   First Quarter 2002 Financial Highlights.......................1

   Net Interest Income...........................................4

   Fee and Other Income..........................................6

   Noninterest Expense...........................................7

   Business Segment Results......................................8

   General Bank.................................................10

   Capital Management...........................................14

   Wealth Management............................................17

   Corporate and Investment Bank................................18

   Parent.......................................................22

   Asset Quality................................................23

   First Union/Wachovia Merger Integration Update...............27

   Summary......................................................30

   2002 Outlook.................................................30


ALL INFORMATION EXCLUDES MERGER-RELATED, RESTRUCTURING AND OTHER CHARGES/GAINS EXCEPT WHERE SPECIFICALLY NOTED.

CERTAIN TABLES IN THIS QUARTERLY EARNINGS REPORT DISPLAY "COMBINED" RESULTS FOR THE THIRD QUARTER OF 2001. "COMBINED" RESULTS FOR THE THIRD QUARTER OF 2001 REPRESENT WACHOVIA'S ACTUAL 2001 THIRD QUARTER RESULTS PLUS THE ACTUAL RESULTS OF FORMER WACHOVIA FOR JULY AND AUGUST 2001. THE "COMBINED" RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND PRESENTATION OF 3Q01 RESULTS ON THIS "COMBINED" BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE 3Q01 "COMBINED" RESULTS INCLUDE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS AS OF THE ACTUAL CLOSING DATE OF 9/1/01; NO ATTEMPT WAS MADE TO SHOW THE "COMBINED" RESULTS "AS IF" THE MERGER HAD OCCURRED AT 7/1/01. READERS ARE ENCOURAGED TO REFER TO WACHOVIA'S RESULTS FOR THE YEAR ENDED DECEMBER 31, 2001, PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES WHICH MAY BE FOUND IN WACHOVIA'S 2001 ANNUAL REPORT ON FORM 10-K. TABULAR FINANCIAL INFORMATION PRESENTED HEREIN, UNLESS SPECIFICALLY LABELED OTHERWISE, REPRESENTS OPERATING EARNINGS INFORMATION. ALL NARRATIVE COMPARISONS ARE WITH FOURTH QUARTER 2001 UNLESS OTHERWISE NOTED.

                                                                          [LOGO]
First Quarter 2002 Financial Highlights
---------------------------------------

Versus 4Q01
-----------

.. Cash operating earnings of $0.74 per share, up 4%
.. Revenue down 1%; up 1% excluding principal investing losses

         - General Bank results solid in a seasonally weak quarter with continued momentum

         . Revenue down slightly vs. strong 4Q01 due to lower mortgage-related volume

         . Low-cost core deposits up 6%; core deposits up 2%

         . Customer service scores continue to improve, up for the 12/th/ consecutive quarter

         - Corporate and Investment Bank revenue up 5% excluding principal investing, driven by strength in fixed income

         - Capital Management and Wealth Management results stable

.. Continued strong expense control: cash expenses down 3%; FTEs declined by 1,237 including 275 associated with divested branches

.. Cash operating efficiency ratio of 57.9% improved 129 bps

.. Total NPAs grew 6% from 4Q01, largely due to a large retail credit and weakness in telecom

.. Tier 1 capital ratio increased a strong 47 bps to 7.51%

.. Merger integration continues to progress well; incremental expense efficiencies of $88 million achieved during the quarter

Summary Operating Results

----------------------------------------------------------------------------------------------------
Earnings Summary                                                    2002             2001   1Q 02
                                                         ---------------- ----------------
                                                            First           Fourth             vs
(After-tax in millions, except per share data)            Quarter    EPS   Quarter    EPS   4Q 01
----------------------------------------------------------------------------------------------------
Cash operating earnings                                 $   1,016   0.74       980   0.71       4  %
Deposit base and other intangible amortization               (108) (0.08)     (121) (0.09)    (11)
Goodwill amortization (related to former First Union)           -      -       (60) (0.04)      -
----------------------------------------------------------------------------------------------------
    Operating earnings                                        908   0.66       799   0.58      14
----------------------------------------------------------------------------------------------------
    Total merger-related, restructuring and
        other charges/gains                                     5      -       (63) (0.04)      -
----------------------------------------------------------------------------------------------------
    Net earnings (GAAP)                                       913   0.66       736   0.54      24
Dividends on preferred stock                                    6      -         6      -       -
----------------------------------------------------------------------------------------------------
    Net income available to common stockholders         $     907   0.66       730   0.54      24  %
----------------------------------------------------------------------------------------------------

Key Points

.. Branch sale gain of $121 million largely offset by merger-related charges
.. Estimated 2002 quarterly after-tax intangibles amortization: Q2: $101 million
  ($0.07/share), Q3: $97 million ($0.07/share), Q4: $96 million ($0.07/share)
  ------------------------------------------------------------------------------
  Under a new accounting standard, goodwill recorded in connection with the merger of First Union and Wachovia and previous mergers is no longer subject to amortization. Additionally, the new accounting standard requires annual testing for impairment of goodwill and other intangible assets. The company's impairment evaluation under the new standard indicated that none of the company's goodwill was impaired.

--------------------------------------------------------------------------------
                                                                          Page-1

                                                                          [LOGO]
--------------------------------------------------------------------------------

============================================================================================================================
Operating Earnings Summary                               2002                              2001    1 Q 02          Combined
                                                     --------  ---------------------------------                -----------
                                                        First  Fourth    Third   Second    First       vs             Third
(In millions, except per share data)                  Quarter Quarter  Quarter  Quarter  Quarter   4 Q 01           Quarter
------------------------------------------------------------------------------------------------------------    -----------
Net interest income (Tax-equivalent)                  $2,477    2,484    1,974    1,742    1,734        -  %         $2,347
Fee and other income                                   2,027    2,060    1,036    1,629    1,546       (2)            1,294
------------------------------------------------------------------------------------------------------------    -----------
  Total revenue (Tax-equivalent)                       4,504    4,544    3,010    3,371    3,280       (1)            3,641
Provision for loan losses                                339      381      244      223      219      (11)
Noninterest expense, excluding goodwill
  and other intangible amortization                    2,609    2,691    2,193    2,092    2,060       (3)           $2,657
Goodwill and other intangible amortization               168      251      117       77       78      (33)
------------------------------------------------------------------------------------------------------------    -----------
Income before income taxes (Tax-equivalent)            1,388    1,221      456      979      923       14
Income taxes (Tax-equivalent)                            480      422      158      330      313       14
------------------------------------------------------------------------------------------------------------    -----------
Net income                                            $  908      799      298      649      610       14  %
Net income (Cash basis)                               $1,016      980      395      723      684        4  %
------------------------------------------------------------------------------------------------------------    -----------
Diluted earnings per common share                     $ 0.66     0.58     0.27     0.66     0.62       14  %
Diluted earnings per common share (Cash basis)        $ 0.74     0.71     0.36     0.73     0.69        4  %
Return on average common stockholders' equity          12.68 %  10.77     5.77    16.19    15.64        -
Return on average tangible common
  stockholders' equity (Cash basis)                    25.30 %  23.56    11.36    23.35    22.91        -  %
============================================================================================================    ============

Key Points

.. Cash expenses down 3% due primarily to additional merger efficiencies
--------------------------------------------------------------------------------

Financial Overview

General Bank revenues declined 3% from a very strong 4Q01; excluding mortgage-related results, revenues were flat, a strong result in what has historically been a weak quarter. Expenses were down 3% due to strong expense controls and merger efficiencies. Core deposit growth continued with low-cost core deposits up 6%. Customer satisfaction scores increased for the 12th consecutive quarter.

Capital Management revenues remained steady in 1Q02 despite relatively weak market conditions. Healthy net fluctuating fund flows helped offset declines caused by continued weakness in asset valuations. Assets under management of $230 billion increased from record 4Q01 levels.

Wealth Management revenues increased 3% vs. 4Q01 on strong private banking results and insurance commissions.

Corporate and Investment Bank revenues declined 1%; excluding principal investing, revenue increased 5%. The increase was driven by strong fixed income results in 1Q02 compared to a weak 4Q01, partially offset by lower agency business results. Expenses declined 5% due to strong expense control and merger efficiencies.

Capital

Tier 1 capital ratio increased 47 bps to 7.51% from additional retained earnings and lower risk weighted assets. Total capital ratio increased 52 bps to 11.60%. Leverage ratio increased 31 bps to 6.50%.

There were no open market share repurchases or forward share settlements in the quarter. At quarter-end, shares subject to forward contracts were 36 million with a weighted average price of $34.94.

Dividend equalization preferred stock of $11 million reflects an original valuation of $0.24 per share less dividends paid to date of $12 million.

Credit

Net charge-offs were 0.83% of average net loans in 1Q02 vs. 0.93% in 4Q01. The decline vs. 4Q01 was largely due to lower charge-offs on exposure to an energy services company that filed for bankruptcy in 4Q01, and its related entities. The remaining balance of the net losses was largely due to telecom credits. Provision of $339 million exceeded net charge-offs of $325 million, with $14 million in provision related to write-downs recorded on loans sold or transferred to loans held for sale.

Total nonperforming assets, including loans held for sale, increased $116 million, or 6%, to $2.1 billion. The increase was driven by a $74 million NPA inflow related to a large retailer that declared bankruptcy in 1Q02 as well as by telecom credits. Allowance as a percentage of loans improved to 1.84%, primarily due to lower loan balances.

--------------------------------------------------------------------------------
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

                                                                          [LOGO]
--------------------------------------------------------------------------------

Key Financial Measures

Before Merger-Related, Restructuring and Other Charges/Gains

------------------------------------------------------------------------------------------------------------------------
Performance Highlights                                       2002                                    2001    1 Q 02
                                                       ----------  --------------------------------------
                                                            First     Fourth     Third    Second     First        vs
(In millions, except per share data)                      Quarter    Quarter   Quarter   Quarter   Quarter    4 Q 01
------------------------------------------------------------------------------------------------------------------------
Cash operating earnings/(a)/
Net income                                             $    1,016        980       395       723       684         4  %
Diluted earnings per common share                      $     0.74       0.71      0.36      0.73      0.69         4
Dividend payout ratio on common shares                      32.43 %    33.80     66.67     32.88     34.78         -
Return on average tangible assets                            1.36       1.27      0.60      1.19      1.15         -
Return on average tangible common
  stockholders' equity                                      25.30      23.56     11.36     23.35     22.91         -
Overhead efficiency ratio                                   57.93 %    59.22     72.86     62.06     62.80         -
Operating leverage                                     $       42      1,036      (462)       59       (67)      (96) %
------------------------------------------------------------------------------------------------------------------------
Operating earnings/(b)/
Net income                                             $      908        799       298       649       610        14  %
Diluted earnings per common share                      $     0.66       0.58      0.27      0.66      0.62        14
Return on average assets                                     1.17 %     0.99      0.44      1.05      1.01         -
Return on average common stockholders' equity               12.68      10.77      5.77     16.19     15.64         -
Overhead efficiency ratio                                   61.66 %    64.74     76.74     64.34     65.18         -
Operating leverage                                     $      125        902      (502)       60       (65)      (86) %
------------------------------------------------------------------------------------------------------------------------
Other financial data
Net interest margin                                          3.90 %     3.81      3.58      3.41      3.42         -
Fee and other income as % of total revenue                  45.00      45.33     34.42     48.32     47.13         -
Effective income tax rate                                   32.09      31.65     27.67     31.54     31.54         -
Tax rate (Tax-equivalent)/(c)/                              34.58 %    34.56     34.65     33.71     33.91         -
Period-end common stock price                          $    37.08      31.36     31.00     34.94     33.00        18  %
------------------------------------------------------------------------------------------------------------------------
Asset quality
Allowance as % of loans, net                                 1.84 %     1.83      1.79      1.44      1.43         -
Allowance as % of nonperforming assets                        162        175       186       133       132         -
Net charge-offs as % of average loans, net                   0.83       0.93      0.73      0.52      0.53         -
Nonperforming assets as % of loans, net,
  foreclosed properties and loans held for sale              1.21 %     1.13      1.08      1.23      1.30         -
------------------------------------------------------------------------------------------------------------------------
Capital adequacy
Tier 1 capital ratio/(d)/                                    7.51 %     7.04      6.75      7.37      7.18         -
Total capital ratio/(d)/                                    11.60      11.08     10.84     11.45     11.33         -
Leverage ratio/(d)/                                          6.50 %     6.19      7.22      6.00      5.88         -
------------------------------------------------------------------------------------------------------------------------
Other
Average diluted common shares                               1,366      1,363     1,105       978       976         -  %
Actual common shares                                        1,368      1,362     1,361       979       981         -
Dividends paid per common share                        $     0.24       0.24      0.24      0.24      0.24         -
Dividends paid per preferred share                           0.06       0.06         -         -         -         -
Book value per common share                                 21.04      20.88     20.94     16.49     16.39         1
Common stock price                                          37.08      31.36     31.00     34.94     33.00        18
Market capitalization                                  $   50,716     42,701    42,191    34,213    32,382        19
Common stock to book price                                    176        150       148       212       201         -
FTE employees                                              82,809     84,046    85,534    67,420    69,362        (1)
Branches                                                    2,795      2,846     2,853     2,162     2,164        (2)
ATMs                                                        4,618      4,675     4,698     3,419     3,676        (1) %
------------------------------------------------------------------------------------------------------------------------
/(a)/  Cash operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains, and exclude deposit base intangible, goodwill and other intangible amortization.
/(b)/  Operating earnings are reported net income excluding after-tax net merger-related, restructuring and other charges and gains, and include deposit base intangible, goodwill and other intangible amortization.
/(c)/  The tax-equivalent tax rate applies to fully tax-equivalized revenues.
/(d)/  The first quarter of 2002 is based on estimates.
------------------------------------------------------------------------------------------------------------------------

Key Points

..      Cash operating efficiency ratio of 57.9% continues to show strong improvement, down 129 bps
..      Net interest margin increase of 9 bps due to the effects of reduction in low spread assets, growth in equity, low-cost core deposits, and a low rate environment
..      Tax rate of 34.6% remained stable versus 4Q01
..      Tier 1 capital ratio improved a strong 47 bps to 7.51%, as a result of retained earnings and risk reduction strategies
..      FTEs declined by 1,237, including 275 associated with the completion of the divestiture of 37 branches

--------------------------------------------------------------------------------
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

                                                                                                     [LOGO]
-----------------------------------------------------------------------------------------------  ----------
Net Interest Income
-------------------
-----------------------------------------------------------------------------------------------  ----------
Interest Income Summary                   2002                                  2001  1 Q 02      Combined
                                       --------   ----------------------------------             ----------
                                         First     Fourth     Third   Second   First      vs         Third
(In millions)                          Quarter    Quarter   Quarter  Quarter Quarter  4 Q 01       Quarter
-----------------------------------------------------------------------------------------------  ----------
Average earning assets                $255,488    259,884   219,672  204,673 203,720      (2) %  $ 261,372
Average interest-bearing liabilities   227,382    231,763   198,322  185,224 183,995      (2)      232,986
-----------------------------------------------------------------------------------------------  ----------
Interest income (Tax-equivalent)         4,080      4,363     3,988    3,851   4,057      (6)        4,689
Interest expense                         1,603      1,879     2,014    2,109   2,323     (15)        2,342
-----------------------------------------------------------------------------------------------  ----------
  Net interest income (Tax-equivalent)$  2,477      2,484     1,974    1,742   1,734       -  %  $   2,347
-----------------------------------------------------------------------------------------------  ----------
Rate earned                               6.44  %    6.68      7.23     7.54    8.03       -
Equivalent rate paid                      2.54       2.87      3.65     4.13    4.61       -
-----------------------------------------------------------------------------------------------  ----------
  Net interest margin                     3.90  %    3.81      3.58     3.41    3.42       -
-----------------------------------------------------------------------------------------------  ----------

Net Interest Income was flat vs. 4Q01, as wider spreads were offset by lower net earning assets. Net interest margin of 3.90% increased 9 bps vs. 4Q01. The increase was due to wider spreads and low-cost core deposit growth, as well as a reduction in low-yield assets. In order to maintain our targeted interest rate risk profile, off-balance sheet positions are used to hedge the repricing risk inherent in on-balance sheet positions. In a declining rate environment an increase in the contribution of off-balance sheet hedges, primarily interest rate swaps on fixed-rate debt, fixed rate consumer deposits, and floating rate loans, offsets declining income from on-balance sheet positions.


--------------------------------------------------------------------------------
                                                                          Page-4

                                                                                                                 [LOGO]
    --------------------------------------------------------------------------------------------------------- ---------

    --------------------------------------------------------------------------------------------------------- ---------
    Average Balance Sheet Data                           2002                                  2001  1 Q 02    Combined
                                                 --------------------------------------------------           ---------
                                                        First   Fourth     Third    Second    First      vs       Third
    (In millions)                                     Quarter  Quarter   Quarter   Quarter  Quarter  4 Q 01     Quarter
    --------------------------------------------------------------------------------------------------------- ---------
    Assets
    --------------------------------------------------------------------------------------------------------- ---------
    Securities and trading assets                $     70,990   70,260    65,193    63,896   63,732       1 % $  71,408
    Commercial loans, net                              99,489  102,230    83,633    76,378   77,270      (3)    105,903
    Consumer loans, net                                57,575   60,609    49,393    42,834   42,580      (5)     61,617
    --------------------------------------------------------------------------------------------------------- ---------
      Total loans, net                                157,064  162,839   133,026   119,212  119,850      (4)    167,520
    --------------------------------------------------------------------------------------------------------- ---------
    Other earning assets /(a)/                         27,434   26,785    21,453    21,565   20,138       2      22,444
    --------------------------------------------------------------------------------------------------------- ---------
      Total earning assets                            255,488  259,884   219,672   204,673  203,720      (2)  $ 261,372
    Cash                                               10,047    9,814     8,357     7,568    7,749       2
    Other assets                                       49,281   49,024    39,337    35,013   34,000       1
    --------------------------------------------------------------------------------------------------------- ---------
      Total assets                               $    314,816  318,722   267,366   247,254  245,469      (1)%
    --------------------------------------------------------------------------------------------------------- ---------
    Liabilities and Stockholders' Equity
    --------------------------------------------------------------------------------------------------------- ---------
    Core interest-bearing deposits                    126,087  124,784   102,285    91,654   91,149       1     123,454
    Foreign and other time deposits                    14,313   17,646    18,015    17,944   19,090     (19)     20,620
    --------------------------------------------------------------------------------------------------------- ---------
      Total interest-bearing deposits                 140,400  142,430   120,300   109,598  110,239      (1)    144,074
    Short-term borrowings                              45,925   46,354    39,802    39,372   37,125      (1)     44,417
    Long-term debt                                     41,057   42,979    38,220    36,254   36,631      (4)     44,495
    --------------------------------------------------------------------------------------------------------- ---------
      Total interest-bearing liabilities              227,382  231,763   198,322   185,224  183,995      (2)
    Noninterest-bearing deposits                       37,603   37,042    29,918    27,381   27,043       2   $  35,530
    Other liabilities                                  20,928   21,377    18,796    18,623   18,585      (2)
    --------------------------------------------------------------------------------------------------------- ---------
      Total liabilities                               285,913  290,182   247,036   231,228  229,623      (1)
    Stockholders' equity                               28,903   28,540    20,330    16,026   15,846       1
    --------------------------------------------------------------------------------------------------------- ---------
      Total liabilities and
      stockholders' equity                       $    314,816  318,722   267,366   247,254  245,469      (1)%
    --------------------------------------------------------------------------------------------------------- ---------
    /(a)/ Includes loans held for sale, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
    --------------------------------------------------------------------------------------------------------- ---------
    Memoranda
    Low-cost core deposits                       $    112,510  107,799    84,030    72,615   70,256       4 %
    Other core deposits                                51,180   54,027    48,173    46,420   47,936      (5)
    --------------------------------------------------------------------------------------------------------- ---------
      Total core deposits                        $    163,690  161,826   132,203   119,035  118,192       1 % $ 158,984
    --------------------------------------------------------------------------------------------------------- ---------


Key Points

.. Commercial loans $2.7 billion or 3% lower due to portfolio management actions and weak commercial loan demand

.. Consumer loans $3.0 billion lower due to effects of sales, securitizations and transfers ($4.0 billion from 4Q01 and $0.7 billion from 1Q02 events);
  excluding these, average consumer loan growth would have been $1.7 billion or
  3%

.. Low-cost core deposits up 4% corporate-wide (up 5% excluding divestitures);
  total core deposits increased 1% (up 2% excluding divestitures) in a seasonally weak quarter
--------------------------------------------------------------------------------
Average loans were down 4% vs. 4Q01. Average commercial loans were down 3%, with weak commercial loan demand and aggressive portfolio management contributing to the reduction. $198 million of commercial loans were divested with branches. Average consumer loans were down 5%, or $3.0 billion, but increased $1.7 billion, or 3%, excluding sales, securitizations and transfers. Significant factors affecting the consumer loan average included $2.9 billion of mortgages swapped into agency-guaranteed mortgage-backed securities on December 1 and a total of $1.1 billion swapped in February and March, as well as securitizations and sales of $2.1 billion of home equity loans in December. Additional factors were the sale of $265 million of consumer loans in mid-February with branch divestitures and $372 million in planned runoff in the indirect auto loan and lease portfolio average.

Average core deposits increased 1% vs. 4Q01, due to continued strong low-cost core deposit growth (up 4% in a normally weak first quarter season) offset by CD runoff. Customer preferences for liquidity in this environment have also contributed to the increase. Excluding deposit divestitures in mid-February of $1.4 billion, average core deposit growth was 2% and low-cost core deposit growth was 5%. Average demand deposits, money market, interest checking and savings grew a combined $4.6 billion, while time deposits declined by $2.8 billion as a result of the rate environment and lower funding requirements. Foreign and other time deposits declined $3.3 billion, or 19%, vs. 4Q01, with significant reductions in both foreign and especially large time deposits as we continue to shift toward lower cost funding sources.

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

                                                                          [LOGO]
--------------------------------------------------------------------------------

Fee and Other Income
--------------------

---------------------------------------------------------------------------------------------- ----------
Fee and Other Income                        2002                               2001  1 Q 02     Combined
                                         ------- -----------------------------------           ----------
                                           First  Fourth    Third   Second    First      vs        Third
(In millions)                            Quarter Quarter  Quarter  Quarter  Quarter  4 Q 01      Quarter
---------------------------------------------------------------------------------------------- ----------
Service charges and fees               $     661     672      541      486      468      (2)  %  $   658
Commissions                                  464     448      356      389      375       4          396
Fiduciary and asset management fees          477     478      400      384      381       -          460
Advisory, underwriting and other
  investment banking fees                    240     223      177      238      198       8          192
Principal investing                          (90)    (21)    (585)     (58)     (43)      -         (587)
Other income                                 275     260      147      190      167       6          175
---------------------------------------------------------------------------------------------- ----------
        Total fee and other income     $   2,027   2,060    1,036    1,629    1,546      (2)  %  $ 1,294
---------------------------------------------------------------------------------------------- ----------

Key Points

..    Fee and other income declined 2% due to higher principal investing losses;
     excluding the losses, fees increased 2%
..    Service charges and fees declined primarily due to lower mortgage volume
..    Advisory, underwriting and other investment banking fees up on improved fixed income performance despite relatively weak markets
..    Principal investing losses higher than anticipated due largely to a $43 million mark-to-market loss related to a single publicly traded security
     -    Market value of remaining public portfolio $53 million
..    Other Income: Securitization income down $10 million from 4Q01; net gains on securities and assets held for sale totaled $15 million

--------------------------------------------------------------------------------
Fee and other income decreased 2% vs. 4Q01, primarily the result of larger principal investing losses. Excluding principal investing, fee and other income increased 2%. Fees increased in most categories, with particular strength in investment banking-related businesses and insurance as well as lower losses on securities and assets held for sale. Fees represented 45% of total revenue in 1Q02.

Service charges and fees declined 2% from 4Q01 due to lower mortgage volume and seasonality.

Commissions grew 4% from 4Q01 levels, primarily due to institutional OTC trading commissions. Market activity was modest, similar to 4Q01. Annuity sales results also continued to be strong with total annuity sales exceeding $1.3 billion in 1Q02.

Fiduciary and asset management fees were flat vs. 4Q01, reflecting weak markets. Solid fund flows in asset management offset lower asset valuations in asset management and Wealth Management. Mutual fund assets reached a record $106 billion.

Advisory, underwriting and other investment banking fees increased 8% from 4Q01 levels. Growth in fixed income sales and trading was the major contributor, driven by recovery from volatile 4Q01 markets in certain products. Agency businesses were off from a relatively strong 4Q01, particularly in loan syndications, with significant improvement in asset securitization, equity derivatives and commercial real estate finance. 1Q02 advisory, underwriting, and other investment banking fees included conduit-related losses of $42 million.

Principal investing recorded losses of $90 million compared to losses of $21 million in 4Q01 (1Q02 losses include a $43 million mark-to-market loss on a publicly traded security).

Other income increased $15 million vs. 4Q01. 1Q02 mortgage income decreased to $56 million vs. $80 million in 4Q01 due to the rising rate environment. Home equity sale and securitization income was $47 million in 1Q02 vs. $57 million in 4Q01. Net security losses were $6 million in 1Q02 vs. $16 million in 4Q01. Net gains from market valuation adjustments on and sales of loans held for sale were $21 million in 1Q02 vs. $37 million in losses in 4Q01. Commercial leasing income was $41 million vs. $45 million in 4Q01. A gain on an insurance company demutualization contributed $11 million in 4Q01.

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                                                                          [LOGO]

Noninterest Expense
-------------------

--------------------------------------------------------------------------------------------------- ---------
Noninterest Expense                               2002                               2001 1 Q 02    Combined
                                               -------- ----------------------------------          ---------
                                                 First    Fourth   Third   Second   First     vs       Third
(In millions)                                  Quarter   Quarter Quarter  Quarter Quarter 4 Q 01     Quarter
--------------------------------------------------------------------------------------------------- ---------
Salaries and employee benefits              $    1,663     1,663   1,374    1,363   1,329      -   % $ 1,661
Occupancy                                          195       210     176      155     163     (7)        211
Equipment                                          226       247     214      198     205     (9)        258
Advertising                                         19        21      15       11       9    (10)         23
Communications and supplies                        134       142     117      111     110     (6)        144
Professional and consulting fees                    88       113      79       69      73    (22)        115
Sundry expense                                     284       295     218      185     171     (4)        245
--------------------------------------------------------------------------------------------------- ---------
Noninterest expense, excluding goodwill
   and other intangible amortization             2,609     2,691   2,193    2,092   2,060     (3)    $ 2,657
Goodwill and other intangible amortization         168       251     117       77      78    (33)
--------------------------------------------------------------------------------------------------- ---------
        Total noninterest expense           $    2,777     2,942   2,310    2,169   2,138     (6)  %
--------------------------------------------------------------------------------------------------- ---------

Key Points

..    Total cash expenses excluding intangibles amortization declined 3% vs.
     4Q01, due to cost control and merger efficiencies

..    Expenses were down in all other categories

--------------------------------------------------------------------------------
Salaries and employee benefits expenses were flat vs. 4Q01. Lower salaries and incentives expense was offset by higher benefits expense. Other expenses were down 8% in aggregate. Equipment and occupancy expenses declined primarily as a result of merger savings. Professional and consulting fees decreased $25 million from a seasonally high 4Q01.

Intangibles amortization was $168 million in 1Q02 vs. goodwill and other intangibles amortization of $251 million in 4Q01. There was no goodwill amortization in 1Q02 compared to $60 million in 4Q01. $160 million of amortization expense represents amortization of deposit base intangibles and $8 million represents amortization of other intangibles.

--------------------------------------------------------------------------------
                                                                          Page-7

                                                                         [LOGO]
-------------------------------------------------------------------------------
Business Segment Results
-------------------------

---------------------------------------------------------------------------------------------------------------------------------
Wachovia Corporation                                                                        Three Months Ended March 31, 2002
                                            -------------------------------------------------------------------------------------
Performance Summary                           General      Capital         Wealth     Corporate and
(In millions)                                    Bank   Management     Management   Investment Bank    Parent    Consolidated
---------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $      1,649           45             96               597        90           2,477
Fee and other income                              498          778            140               498       113           2,027
Intersegment revenue                               40          (17)             1               (18)       (6)              -
---------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                2,187          806            237             1,077       197           4,504
Provision for loan losses                         115            -              1               222         1             339
Noninterest expense                             1,205          676            168               521       207           2,777
Income taxes (Tax-equivalent)                     317           48             25               124       (34)            480
---------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                     $        550           82             43               210        23             908
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                          $        392           64             31                67        53             607
Risk adjusted return on capital (RAROC)         40.07 %      49.95          49.02             14.37     19.29           25.41
Economic capital, average                $      5,473          669            330             8,028     2,588          17,088
Cash overhead efficiency ratio                  55.12 %      83.91          70.82             48.57     19.86           57.93
Average loans, net                       $     98,030          169          8,400            43,342     7,123         157,064
Average core deposits                    $    136,096        1,423          9,771            12,766     3,634         163,690
---------------------------------------------------------------------------------------------------------------------------------

Key Points

..   General Bank contributed over 60% of consolidated operating earnings, versus
    70% in 4Q01
..   All businesses again exceeded their cost of capital

_______________________________________________________________________________
Business segment results are presented on an operating basis, and accordingly, they exclude merger-related, restructuring, and other charges and gains. Third quarter actual results at the segment and sub-segment level include three months of former First Union and one month of former Wachovia.

In conjunction with the merger, we realigned our segment reporting to reflect the business mix and management reporting structure of the new company. We now report the results of four business segments, compared with three previously, plus the Parent. The most significant change is the separation of Wealth Management from Capital Management.

We continuously assess the assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments. Several significant refinements have been incorporated for 2002.

One area of particular focus is our methodologies and assumptions used in deriving the level of economic capital attributed to each business segment. As a matter of practice, most changes to our capital assumptions and methodologies are made on an annual cycle consistent with our yearly internal planning process. Accordingly, economic capital changes can be more significant in the first quarter of any year. For 2002, there were significant changes made to the assumptions driving two economic capital components - credit risk capital and operating risk capital. For credit risk capital, we increased the assumed "cycle-neutral" one year default probabilities for our lower quality assets and raised our desired confidence interval to be consistent with Wachovia's "AA" target debt rating. These changes were partially offset by a reduction in some default probabilities greater than one year but still caused a greater amount of credit capital to be attributed to the Corporate and Investment Bank segment. For operating risk capital, we revised our allocation techniques in a manner causing business lines with the potential for more volatile earnings to require more capital. This also increased the capital requirements for the Corporate and Investment Bank segment.

In addition to these changes, certain management accounting practices can affect economic capital in the business segments. For 2002, we modified the way certain fixed assets are reported causing economic capital to decrease for some segments (primarily Capital Management and Wealth Management) and increase in the Parent.




--------------------------------------------------------------------------------
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

                                                                         [LOGO]
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Another significant change is the reporting of historic and low income housing tax credits. In past quarters, the write-offs associated with the business were recorded as fee income in the investment banking sub-segment and the associated tax credits were recorded in the income tax line. The tax credits have been made tax-equivalent and are now reported as fee income. Results for 2001 have been restated to reflect this change. This is consistent with the reporting of other tax-preferred items.

To allow a more useful linked quarter comparison, we have restated the 4Q01 and Combined 3Q 2001 business segment results using these 2002 assumptions and methodologies. Additionally, results for all of 2001 were restated to reflect the change in reporting of tax credits.


Key Definitions
---------------
Activity-Based Costing - A method of determining product costs based upon
----------------------
detailed studies that align the cost of activities with the products those activities support.

Cost of Capital - The cost of capital rate is the minimum rate of return that
---------------
must be earned so as not to dilute shareholder value. Wachovia's cost of capital rate has been established using the capital asset pricing model (CAPM) and was set at 11 percent for 2002. The cost of capital charge is determined by multiplying the cost of capital rate times the amount of economic capital.

Economic Capital - Capital assigned based on a statistical assessment of the
----------------
credit, market and operating risks taken to generate profits in a particular business unit and/or product.

Economic Net Income - GAAP net income adjusted for intangibles amortization and
-------------------
the after-tax impact of expected losses vs. GAAP loan loss provision.

Economic Profit - Economic net income less the cost of capital charge.
---------------

Expected Losses - A long-term measure of credit losses expected on a specific
---------------
loan or loan portfolio. The loss assigned is based upon studies that analyze the average annual loss rate on groups of loans across multiple business cycles.

Intersegment revenues - Intersegment revenues (referral fees) are paid from the
---------------------
segment that "owns" a product to the segment that "sells" the product, and they are based upon comparable fees paid in the market and/or upon negotiated amounts which estimate the relative profitability value provided by the selling party. Cost allocation transfers are made for servicing provided from one business segment to another.

RAROC - Risk Adjusted Return On Capital. RAROC is calculated by dividing
-----
economic net income by economic capital.




-------------------------------------------------------------------------------
                                                                          Page-9

                                                                                                         [LOGO]
--------------------------------------------------------------------------------------------------------------

General Bank
------------
This segment consists of the Retail & Small Business and Commercial operations.

--------------------------------------------------------------------------------------------------  ----------
General Bank                                   2002                              2001   1 Q 02       Combined
                                           ---------  --------------------------------              ----------
Performance Summary                           First    Fourth   Third  Second   First       vs          Third
(In millions)                               Quarter   Quarter Quarter Quarter Quarter   4 Q 01        Quarter
--------------------------------------------------------------------------------------------------  ----------
Income statement data
---------------------
Net interest income (Tax-equivalent)      $   1,649     1,642   1,270   1,133   1,079        -   %  $   1,540
Fee and other income                            498       578     434     378     333      (14)           531
Intersegment revenue                             40        45      29      27      25      (11)            45
--------------------------------------------------------------------------------------------------  ----------
  Total revenue (Tax-equivalent)              2,187     2,265   1,733   1,538   1,437       (3)         2,116
Provision for loan losses                       115       130      97      98     100      (12)
Noninterest expense                           1,205     1,239   1,011     922     891       (3)     $   1,239
Income taxes (Tax-equivalent)                   317       327     219     176     155       (3)
--------------------------------------------------------------------------------------------------  ----------
  Operating earnings                      $     550       569     406     342     291       (3)  %
--------------------------------------------------------------------------------------------------  ----------
--------------------------------------------------------------------------------------------------  ----------
Performance and other data
--------------------------
Economic profit                           $     392       412     280     255     220       (5)  %
Risk adjusted return on capital (RAROC)       40.07%    42.56   36.95   39.86   37.44        -
Economic capital, average                 $   5,473     5,356   4,446   3,675   3,507        2
Cash overhead efficiency ratio                55.12%    54.70   57.80   59.00   61.02        -
Average loans, net                        $  98,030    97,004  76,383  65,240  63,107        1      $  95,796
Average core deposits                     $ 136,096   133,996 109,656  98,429  97,421        2   %  $ 132,092
--------------------------------------------------------------------------------------------------  ----------


Key Points

..    Revenue declined 3% from a very strong 4Q01; revenues flat excluding the effect of lower mortgage-related results
..    Expenses decreased 3% due to lower salaries and continued tight expense control
..    Solid loan growth of 1% with continued strength in consumer real estate secured products and student lending Low-cost core deposits up a strong 6% and core deposits grew 2%


--------------------------------------------------------------------------------------------------------------
General Bank Key Metrics                                  2002                                2001  1 Q 02
                                                       --------  ----------------------------------
                                                         First    Fourth   Third    Second   First      vs
                                                       Quarter   Quarter Quarter   Quarter Quarter  4 Q 01
--------------------------------------------------------------------------------------------------------------
Customer overall satisfaction score/(a)/                  6.37      6.35    6.33      6.32    6.29       -  %
Online customers (Enrollments in thousands)              4,429     4,123   3,810     2,903   2,640       7
Financial centers                                        2,795     2,846   2,853     2,162   2,164      (2)
ATMs                                                     4,618     4,675   4,698     3,419   3,676      (1) %
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
/(a)/ Gallup survey measured on a 1-7 scale; 6.4 = "best in class". 2001 scores represents customers of the former First Union only.
--------------------------------------------------------------------------------------------------------------

Key Points

..    Overall customer satisfaction scores increased for the 12/th/ consecutive quarter to 6.37; interviewed 80,000 customers for the quarter
..    Beginning 1Q02, this score reflects customer satisfaction levels of both
     First Union and Wachovia financial centers

--------------------------------------------------------------------------------













--------------------------------------------------------------------------------
                                                                         Page-10

                                                                      [LOGO]
----------------------------------------------------------------------------
Retail & Small Business

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Educaid and other retail business.

-------------------------------------------------------------------------------------------------------------
Retail and Small Business                    2002                                2001   1 Q 02      Combined
                                          --------  ----------------------------------             ----------
Performance Summary                         First    Fourth   Third   Second    First       vs         Third
(In millions)                             Quarter   Quarter Quarter  Quarter  Quarter   4 Q 01       Quarter
-------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)    $   1,312     1,308   1,047      952      910        -   % $   1,236
Fee and other income                          427       513     392      348      305      (17)          480
Intersegment revenue                           24        25      15       13       13       (4)           25
-------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)            1,763     1,846   1,454    1,313    1,228       (4)        1,741
Provision for loan losses                      76        92      72       85       81      (17)
Noninterest expense                         1,053     1,083     895      821      796       (3)    $   1,090
Income taxes (Tax-equivalent)                 232       245     171      139      121       (5)
-------------------------------------------------------------------------------------------------------------
  Operating earnings                    $     402       426     316      268      230       (6)  %
-------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                         $     314       338     235      219      192       (7)  %
Risk adjusted return on capital (RAROC)     49.17  %  52.15   41.95    44.64    42.68        -
Economic capital, average               $   3,338     3,344   3,114    2,695    2,535        -
Cash overhead efficiency ratio              59.80  %  58.66   61.01    61.54    63.72        -
Average loans, net                      $  58,088    56,668  47,625   42,101   40,626        3     $  54,807
Average core deposits                   $ 122,015   120,707  98,862   88,827   88,292        1   % $ 119,943
-------------------------------------------------------------------------------------------------------------

Net interest income was flat due to two fewer days in 1Q02. Loans increased 3%, due to continued demand for consumer direct and prime equity lines, as well as strong performance in small business. Average core deposits were up 1% in what has historically been a weak quarter. Low-cost core deposits continued to show strong growth of 5%, especially in Money Market, Interest Checking and DDA, while CDs fell 6%.

Fee and other income fell 17%, primarily due to lower mortgage and home equity-related income and seasonal declines in service charges. 1Q02 mortgage results included $16 million in gains on $4.4 billion in mortgage deliveries to agencies and $15 million in gains on flow servicing sales. 4Q01 mortgage results included $38 million in gains on $4.1 billion in deliveries to agencies and $29 million in gains on flow servicing sales. There were no home equity gains on loan sales and securitizations in 1Q02 compared to $20 million in gains in 4Q01.

Expenses decreased 3%, mostly due to expense management and lower volume-related expenses as a result of the decline in mortgage originations.

----------------------------------------------------------------------------
                                                                     Page-11

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                                                                          [LOGO]
--------------------------------------------------------------------------------

Retail Loan Production

-------------------------------------------------------------------------------------------  -----------
Retail and Small Business           2002                                  2001  1 Q 02         Combined
                                 -------- -------------------------------------              -----------
                                   First   Fourth     Third    Second    First      vs            Third
(In millions)                    Quarter  Quarter   Quarter   Quarter  Quarter  4 Q 01          Quarter
-------------------------------------------------------------------------------------------  -----------
Loan volume
Consumer direct               $    1,977    1,842     1,370     1,755    1,210       7   %     $  1,421
Prime equity lines                 4,478    3,837     2,858     2,483    1,984      17            3,264
Wachovia Home Equity               2,007    1,416     1,447     1,558    1,274      42            1,447
Wachovia Mortgage Corporation      5,275    6,658     4,279     4,685    3,394     (21)           5,136
Other                              1,995    2,278     1,424       735      738     (12)           2,538
-------------------------------------------------------------------------------------------  -----------
   Total loan volume          $   15,732   16,031    11,378    11,216    8,600      (2)  %     $ 13,806
-------------------------------------------------------------------------------------------  -----------
Average loans
Consumer direct               $   16,456   15,444    13,701    12,504   11,923       7   %     $ 14,425
Prime equity lines                14,135   13,171    10,809     6,342    9,258       7           12,313
Wachovia Home Equity              11,280   11,910    12,013    11,383   11,097      (5)          12,013
Wachovia Mortgage Corporation        383      385       404       416      439      (1)             399
Other                             15,834   15,758    10,698    11,456    7,909       -           15,904
-------------------------------------------------------------------------------------------  -----------
   Total average loans        $   58,088   56,668    47,625    42,101   40,626       3   %     $ 55,054
-------------------------------------------------------------------------------------------  -----------

Loan volume declined 2%, as mortgage originations declined from record fourth quarter levels. However, Big Three loans (consumer direct, prime equity lines and small business) had record production for the second straight quarter. Home equity loan volume rose 42%, prime equity line sales were up 17% and consumer direct sales grew 7%, offset by a 21% decline in mortgage originations and dealer financial services loans.

Average retail loan outstandings increased 3%, primarily in consumer direct and prime equity lines, more than offsetting declines in Wachovia home equity.

Firstunion.com/Wachovia.com

----------------------------------------------------------------------------------------------------------------
firstunion.com/wachovia.com                           2002                                     2001   1 Q 02
                                                   --------  ---------------------------------------
                                                     First    Fourth       Third   Second     First       vs
(In thousands)                                     Quarter   Quarter     Quarter  Quarter   Quarter   4 Q 01
----------------------------------------------------------------------------------------------------------------
Online customers (Enrollments)
Retail                                               4,235     3,953       3,661    2,773     2,529        7  %
Wholesale                                              194       170         149      130       111       14
----------------------------------------------------------------------------------------------------------------
  Total customers online (Enrollments)               4,429     4,123       3,810    2,903     2,640        7
Retail enrollments per quarter                         341       344         310      297       293       (1)
----------------------------------------------------------------------------------------------------------------
Dollar value of transactions (In billions)        $   10.4      10.9         7.8      6.4       4.4       (5) %
----------------------------------------------------------------------------------------------------------------

Online enrollments increased 7% from 4Q01 to 4.4 million. There were 341,000 retail enrollments in 1Q02. Dollar value of transactions initiated through the Internet channel (includes billpay and transfers) was $10.4 billion, a decrease of 5% from 4Q01, due to decreased Fed Funds transactions dollar volume and online foreign exchange volume.

Wachovia Contact Center

-------------------------------------------------------------------------------------------------------------------
Wachovia Contact Center Metrics                           2002                                   2001    1 Q 02
                                                       --------  -------------------------------------
                                                         First    Fourth      Third   Second    First        vs
(In millions)                                          Quarter   Quarter    Quarter  Quarter  Quarter    4 Q 01
-------------------------------------------------------------------------------------------------------------------
Customer calls to
Person                                                     8.9       7.5        8.8      8.4      9.5        19  %
Voice response unit                                       36.7      23.2       27.9     23.5     24.5        58
-------------------------------------------------------------------------------------------------------------------
  Total calls                                             45.6      30.7       36.7     31.9     34.0        49
-------------------------------------------------------------------------------------------------------------------
% of calls handled in 30 seconds or less (Target 70%)       75 %      79         84       72       68         -  %
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         Page-12

                                                                          [LOGO]
--------------------------------------------------------------------------------

Commercial

This sub-segment includes middle-market Commercial, Commercial Real Estate and Government Banking.

--------------------------------------------------------------------------------------------------------- ---------
Commercial                                      2002                                    2001    1 Q 02     Combined
                                            --------  --------------------------------------              ---------
Performance Summary                            First    Fourth     Third    Second     First        vs        Third
(In millions)                                Quarter   Quarter   Quarter   Quarter   Quarter    4 Q 01      Quarter
--------------------------------------------------------------------------------------------------------- ---------
Income statement data
---------------------
Net interest income (Tax-equivalent)         $   337       334       223       181       169         1  %   $   304
Fee and other income                              71        65        42        30        28         9           51
Intersegment revenue                              16        20        14        14        12       (20)          20
--------------------------------------------------------------------------------------------------------- ---------
  Total revenue (Tax-equivalent)                 424       419       279       225       209         1          375
Provision for loan losses                         39        38        25        13        19         3
Noninterest expense                              152       156       116       101        95        (3) $       149
Income taxes (Tax-equivalent)                     85        82        48        37        34         4
--------------------------------------------------------------------------------------------------------- ---------
  Operating earnings                         $   148       143        90        74        61         3  %
--------------------------------------------------------------------------------------------------------- ---------
--------------------------------------------------------------------------------------------------------- ---------
Performance and other data
--------------------------
Economic profit                              $    78        74        45        36        28         5  %
Risk adjusted return on capital (RAROC)        25.84 %   26.61     25.27     26.69     23.76         -
Economic capital, average                    $ 2,135     2,012     1,332       980       972         6
Cash overhead efficiency ratio                 35.71 %   37.34     41.09     44.24     45.08         -
Average loans, net                           $39,942    40,336    28,758    23,139    22,481        (1)     $40,989
Average core deposits                        $14,081    13,289    10,794     9,602     9,129         6  %   $12,149
--------------------------------------------------------------------------------------------------------- ---------

Net interest income grew 1% due to strong deposit growth. Average loans fell 1%, due to continued weak loan demand among commercial borrowers. Deposits increased 6%, outpacing seasonal expectations, driven by consistent focus on relationship banking.

Fee and other income was up 9%, primarily from service charges due to seasonality.

Expenses declined 3%, due to strong expense management.

--------------------------------------------------------------------------------
                                                                         Page-13

                                                                          [LOGO]
--------------------------------------------------------------------------------

Capital Management
------------------

This segment includes Asset Management and Retail Brokerage Services.

-----------------------------------------------------------------------------------------------    ---------
Capital Management                            2002                                 2001  1 Q 02    Combined
                                         ---------   ----------------------------------            --------
Performance Summary                          First    Fourth    Third   Second    First      vs       Third
(In millions)                              Quarter   Quarter  Quarter  Quarter  Quarter  4 Q 01     Quarter
-----------------------------------------------------------------------------------------------    ---------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $      45        47       32       31       33      (4) %  $    45
Fee and other income                           778       782      652      687      678      (1)        714
Intersegment revenue                           (17)      (19)     (12)     (12)     (11)    (11)        (19)
-----------------------------------------------------------------------------------------------    ---------
  Total revenue (Tax-equivalent)               806       810      672      706      700       -         740
Provision for loan losses                        -         -        -        -        -       -
Noninterest expense                            676       670      573      583      574       1     $   639
Income taxes (Tax-equivalent)                   48        51       34       42       44      (6)
-----------------------------------------------------------------------------------------------    ---------
  Operating earnings                     $      82        89       65       81       82      (8) %
-----------------------------------------------------------------------------------------------    ---------
-----------------------------------------------------------------------------------------------    ---------
Performance and other data
--------------------------
Economic profit                          $      64        68       41       59       59      (6) %
Risk adjusted return on capital (RAROC)      49.95 %   53.14    32.22    42.79    42.91       -
Economic capital, average                $     669       661      801      768      772       1
Cash overhead efficiency ratio               83.91 %   82.77    85.24    82.42    82.12       -
Average loans, net                       $     169       337      269      110      129     (50)    $   283
Average core deposits                    $   1,423     1,505    1,535    1,609    1,827      (5) %  $ 1,556
-----------------------------------------------------------------------------------------------    ---------

.. Total revenue remained stable at $806 million versus $810 million in 4Q01 reflecting the benefits of the balanced distribution model
  - 60 trading days in 1Q02 vs. 64 trading days in 4Q01
.. Positive fluctuating fund and money market fund flows and continued strong annuity sales helped offset lower asset valuations
.. Expenses up modestly, with direct expenses down due to focus on expense controls

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Capital Management Key Metrics                 2002                                    2001    1 Q 02
                                          ---------  --------------------------------------
                                              First    Fourth     Third     Second    First        vs
(In millions)                               Quarter   Quarter   Quarter    Quarter  Quarter    4 Q 01
------------------------------------------------------------------------------------------------------------
Separate account assets                  $  124,168   122,439   124,592     81,879   81,576         1  %
Mutual fund assets                          106,036   104,031   101,749     90,279   86,767         2
------------------------------------------------------------------------------------------------------------
  Total assets under management/(a)/     $  230,204   226,470   226,341    172,158  168,343         2
------------------------------------------------------------------------------------------------------------
Gross fluctuating mutual fund sales      $    3,383     2,755     2,238      1,981    1,983        23
------------------------------------------------------------------------------------------------------------
Assets under care (Excluding AUM)/(b)/   $  575,821   564,293   539,751    541,847  537,404         2
------------------------------------------------------------------------------------------------------------
Registered representatives (Actual)           8,100     7,972     8,145      7,652    7,736         2
Broker client assets                     $  274,600   274,300   257,900    240,600  232,900         -
Margin loans                             $    3,206     3,244     3,192      3,060    3,060        (1)
Brokerage offices (Actual)                    3,362     3,434     3,461      2,690    2,695        (2) %
------------------------------------------------------------------------------------------------------------
/(a)/ Includes $76 billion in assets managed for Wealth Management which are also reported in that segment.
/(b)/ Includes $25 billion in assets held for Wealth Management which are also reported in that segment.
------------------------------------------------------------------------------------------------------------

Key Points

..   Total AUM rose to $230 billion driven by net sales in mutual funds and separate accounts
..   Mutual fund assets grew to $106 billion, over half of the increase due to higher net fluctuating fund sales

--------------------------------------------------------------------------------
                                                                         Page-14

                                                                          [LOGO]
--------------------------------------------------------------------------------

Asset Management

This sub-segment consists of the mutual fund business, customized investment advisory services and corporate and institutional trust services.

------------------------------------------------------------------------------------------------------- -----------
Asset Management                                  2002                                  2001  1 Q 02      Combined
                                              --------- -------------------------------------           -----------
Performance Summary                              First    Fourth    Third    Second    First      vs         Third
(In millions)                                  Quarter   Quarter  Quarter   Quarter  Quarter  4 Q 01       Quarter
------------------------------------------------------------------------------------------------------- -----------
Income statement data
---------------------
Net interest income (Tax-equivalent)          $     (1)        -       (6)       (6)      (4)      -  % $       (3)
Fee and other income                               237       238      206       208      206       -           225
Intersegment revenue                                 -         -       (1)        -        -       -             -
------------------------------------------------------------------------------------------------------- -----------
  Total revenue (Tax-equivalent)                   236       238      199       202      202      (1)          222
Provision for loan losses                            -         -        -         -        -       -
Noninterest expense                                166       163      151       144      141       2    $      162
Income taxes (Tax-equivalent)                       26        28       16        19       22      (7)
------------------------------------------------------------------------------------------------------- -----------
  Operating earnings                          $     44        47       32        39       39      (6) %
------------------------------------------------------------------------------------------------------- -----------
------------------------------------------------------------------------------------------------------- -----------
Performance and other data
--------------------------
Economic profit                               $     41        44       27        34       36      (7) %
Risk adjusted return on capital (RAROC)         146.60 %  152.29    79.07    114.45   121.78       -
Economic capital, average                     $    123       124      159       135      132      (1)
Cash overhead efficiency ratio                   70.37 %   68.57    75.66     71.04    69.92       -
Average loans, net                            $    167       335      268       110      128     (50)   $      282
Average core deposits                         $  1,324     1,430    1,442     1,530    1,723      (7) % $    1,461
------------------------------------------------------------------------------------------------------- -----------

Fee and other income remained relatively flat at $237 million from 4Q01 levels of $238 million. Solid fixed income and money market inflows helped offset the effects of relatively flat equity markets.

Expenses were up 2% from 4Q01, driven largely by increased selling commissions due to record gross sales production.

-------------------------------------------------------------------------------------------------------------------
Mutual Funds                         2002                                                           2001
                            --------------  ------------------------------------------------------------
                            First Quarter   Fourth Quarter  Third Quarter  Second Quarter  First Quarter  1 Q 02
                            --------------  --------------- -------------  --------------- -------------
                                   Fund               Fund           Fund            Fund           Fund      vs
(In billions)               Amount  Mix     Amount     Mix  Amount    Mix  Amount     Mix  Amount    Mix  4 Q 01
-------------------------------------------------------------------------------------------------------------------
Assets under management
Money market                $   64   60 %   $  64      62 %   $  63   62 %   $ 55     61 %  $ 53     61 %      -  %
Equity                          24   23        24      23        23   22       23     26      22     25        -
Fixed income                    18   17        16      15        16   16       12     13      12     14       13
-------------------------------------------------------------------------------------------------------------------
  Total mutual fund assets  $  106  100 %   $ 104     100 %   $ 102  100 %   $ 90    100 %  $ 87    100 %      2  %
-------------------------------------------------------------------------------------------------------------------

                                                                          [LOGO]
--------------------------------------------------------------------------------

Retail Brokerage Services

This sub-segment includes Retail Brokerage and Insurance Services.

----------------------------------------------------------------------------------------------------------  --------
Retail Brokerage Services                           2002                                    2001  1 Q 02     Combined
                                                ---------  --------------------------------------           ---------
Performance Summary                                First      Fourth    Third    Second    First      vs       Third
(In millions)                                    Quarter     Quarter  Quarter   Quarter  Quarter  4 Q 01     Quarter
----------------------------------------------------------------------------------------------------------- ---------
Income statement data
---------------------
Net interest income (Tax-equivalent)           $      45          46       37        35       36      (2) %  $    47
Fee and other income                                 552         552      460       489      483       -         503
Intersegment revenue                                 (17)        (17)     (14)      (11)     (11)      -         (17)
----------------------------------------------------------------------------------------------------------- ---------
  Total revenue (Tax-equivalent)                     580         581      483       513      508       -         533
Provision for loan losses                              -           -        -         -        -       -
Noninterest expense                                  523         519      434       449      443       1     $   489
Income taxes (Tax-equivalent)                         21          22       17        23       22      (5)
----------------------------------------------------------------------------------------------------------- ---------
  Operating earnings                           $      36          40       32        41       43     (10) %
----------------------------------------------------------------------------------------------------------- ---------

----------------------------------------------------------------------------------------------------------- ---------
Performance and other data
--------------------------
Economic profit                                $      20          22       13        24       23      (9) %
Risk adjusted return on capital (RAROC)            26.20  %    28.43    19.96     26.75    26.67       -
Economic capital, average                      $     550         541      645       636      642       2
Cash overhead efficiency ratio                     90.35  %    89.48    89.78     87.49    87.26       -
Average loans, net                             $       2           2        1         -        1       -     $     1
Average core deposits                          $      99          75       93        79      104      32  %  $    95
----------------------------------------------------------------------------------------------------------- ---------

Net interest income remained relatively stable at $45 million as average margin loan balances were down only slightly.

Fee and other income was flat at $552 million as strong mutual fund sales coupled with solid annuity sales of over $1.3 billion offset sluggish equities production.

Expenses remained relatively flat versus 4Q01 at $523 million.

---------------------------------------------------------------------------------------------------------------------------
Retail Brokerage Metrics                            2002                                             2001       1 Q 02
                                               ------------------------------------------------------------
                                                   First       Fourth       Third       Second       First          vs
(Dollars in millions)                            Quarter      Quarter     Quarter      Quarter     Quarter      4 Q 01
---------------------------------------------------------------------------------------------------------------------------
Broker client assets                           $ 274,600     274,300      257,900      240,600     232,900           -   %
Margin loans                                   $   3,206       3,244        3,192        3,060       3,060          (1)
---------------------------------------------------------------------------------------------------------------------------
Licensed sales force
Full-service financial advisors                    4,974       5,134        5,214        4,624       4,675          (3)
Financial center series 6                          3,126       2,838        2,931        3,028       3,061          10
---------------------------------------------------------------------------------------------------------------------------
  Total sales force                                8,100       7,972        8,145        7,652       7,736           2   %
---------------------------------------------------------------------------------------------------------------------------

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by the company's brokerage sales force are eliminated and deferred in the consolidation of Capital MAnagement reported results. In 1Q02, brokerage revenue and eliminations were $10 million and had no material effect on this segment's earnings.

--------------------------------------------------------------------------------
                                                                         Page-16

                                                                          [LOGO]
--------------------------------------------------------------------------------

Wealth Management
-----------------

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property & casualty and high net worth life).

----------------------------------------------------------------------------------------------------------------------
Wealth Management                               2002                                   2001    1 Q 02        Combined
                                             --------  -------------------------------------             -------------
Performance Summary                            First     Fourth     Third   Second    First        vs           Third
(In millions)                                Quarter    Quarter   Quarter  Quarter  Quarter    4 Q 01         Quarter
----------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)       $      96         93        61       48       46         3  %      $    85
Fee and other income                             140        136       100       79       79         3             135
Intersegment revenue                               1          1         -        -        -         -               1
----------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)                 237        230       161      127      125         3             221
Provision for loan losses                          1          4         2        -        -       (75)
Noninterest expense                              168        160       114       85       84         5         $   169
Income taxes (Tax-equivalent)                     25         24        16       13       15         4
----------------------------------------------------------------------------------------------------------------------
  Operating earnings                       $      43         42        29       29       26         2  %
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Performance and other data
--------------------------
Economic profit                            $      31         32        20       22       20        (3) %
Risk adjusted return on capital (RAROC)        49.02 %    50.96     46.24    62.73    62.09         -
Economic capital, average                  $     330        318       237      171      165         4
Cash overhead efficiency ratio                 70.82 %    69.44     71.00    65.81    67.07         -
Average loans, net                         $   8,400      8,148     5,680    4,449    4,368         3         $ 7,994
Average core deposits                      $   9,771      9,431     7,313    6,367    6,176         4  %      $ 9,240
----------------------------------------------------------------------------------------------------------------------

Key Points

.. Revenue growth of 3% driven by strong private banking results, insurance commissions

.. Strong loan and deposit growth driven by additional teams and refined business model

--------------------------------------------------------------------------------

Net interest income increased 3% versus 4Q01. The increase was related to a 3% increase in loans and a 4% increase in core deposits, accompanied by stable spreads.

Fee and other income rose 3% from 4Q01. Growth in insurance commissions and deposit account service charges was offset by slightly lower trust fees, the result of a modest decline in assets under management.

Expenses increased 5% versus 4Q01. The increase was driven by higher employee benefit costs and insurance incentive compensation.

------------------------------------------------------------------------------------------------------
Wealth Management Key Metrics/(a)/               2002                                   2001  1 Q 02
                                             --------  -------------------------------------
                                                First   Fourth     Third    Second     First      vs
(Dollars in millions)                         Quarter  Quarter   Quarter   Quarter   Quarter  4 Q 01
------------------------------------------------------------------------------------------------------
Assets under management/(b)/                 $ 75,700   77,700    78,100    48,100    47,900      (3) %
PCM/PFA client relationships (Actual)          79,300   79,250    79,250    52,500    52,450       -
Wealth Management advisors (Actual)               984      983       983       552       558       -  %
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
/(a)/ 3Q01 and 4Q01 restated to reflect subsequent consolidations of client accounts of both companies, as well as transfers of relationships and assets to other business units. Future restatements may occur as relationships are moved to channels that best meet client needs.
/(b)/ These assets are managed by and reported in Capital Management.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                                                         Page-17

                                                                          [LOGO]
--------------------------------------------------------------------------------

Corporate and Investment Bank
-----------------------------

This segment includes Corporate Banking, Investment Banking and Principal Investing.

--------------------------------------------------------------------------------------------------  ------------
Corporate and Investment Bank                  2002                                 2001  1 Q 02       Combined
                                         ---------- ------------------------------------            ------------
Performance Summary                           First    Fourth   Third    Second    First      vs          Third
(In millions)                               Quarter   Quarter Quarter   Quarter  Quarter  4 Q 01        Quarter
--------------------------------------------------------------------------------------------------  ------------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $      597       693     506       479      450     (14)%     $    599
Fee and other income                            498       419    (218)      374      354      19           (163)
Intersegment revenue                            (18)      (19)    (16)      (15)     (12)     (5)           (19)
----------------------------------------------------------------------  --------------------------  ------------
  Total revenue (Tax-equivalent)              1,077     1,093     272       838      792      (1)           417
Provision for loan losses                       222       254     126        93       70     (13)
Noninterest expense                             521       551     483       503      475      (5)      $    553
Income taxes (Tax-equivalent)                   124       107    (129)       82       85      16
----------------------------------------------------------------------  --------------------------  ------------
  Operating earnings                     $      210       181    (208)      160      162      16 %
--------------------------------------------------------------------------------------------------  ------------
----------------------------------------------------------------------  --------------------------  ------------
Performance and other data
--------------------------
Economic profit                          $       67        34    (358)        6       (3)     97 %
Risk adjusted return on capital (RAROC)       14.37 %   13.60  (10.46)    12.36    11.82       -
Economic capital, average                $    8,028     8,262   6,311     6,040    6,235      (3)
Cash overhead efficiency ratio                48.57 %   50.54     n/m     59.84    59.79       -
Average loans, net                       $   43,342    46,235  42,070    41,145   42,751      (6)      $ 48,378
Average core deposits                    $   12,766    12,633  10,490    10,200    9,456       1 %     $ 12,009
----------------------------------------------------------------------  --------------------------  ------------

Key Points

..   Excluding principal investing, revenue grew 5% in poor market conditions driven by strong fixed income results
..   Expenses declined by 5% reflecting merger efficiencies, mainly due to headcount reduction
..   Focus on improving relationship RAROCs and continued weak demand from large borrowers caused average loans to decline 6%

-----------------------------------------------------------------------------------------------------------
Corporate and Investment Bank                 2002                              2001  1 Q 02      Combined
                                          --------  --------------------------------            -----------
Total Revenue                                First   Fourth    Third  Second   First      vs         Third
(In millions)                              Quarter  Quarter  Quarter Quarter Quarter  4 Q 01       Quarter
----------------------------------------------------------------------------------------------  -----------
Corporate banking                        $     717      703      551     537     529       2 %       $ 654
----------------------------------------------------------------------------------------------  -----------
Investment banking
Agency                                         192      217      117     172      95     (12)          141
Fixed income                                   262      186      207     199     226      41           230
Affordable housing (AH)                         14       24        7      12       9     (42)            7
----------------------------------------------------------------------------------------------  -----------
  Total investment banking                     468      427      331     383     330      10           378
----------------------------------------------------------------------------------------------  -----------
Principal investing                            (90)     (18)    (594)    (67)    (55)      -          (596)
----------------------------------------------------------------------------------------------  -----------
Intersegment revenue                           (18)     (19)     (16)    (15)    (12)     (5)          (19)
----------------------------------------------------------------------------------------------  -----------
  Total revenue                          $   1,077    1,093      272     838     792      (1) %      $ 417
----------------------------------------------------------------------------------------------  -----------
Memoranda
Trading account profits (Included above) $     121       43       66     110      83       -  %      $  80
----------------------------------------------------------------------------------------------  -----------

--------------------------------------------------------------------------------
                                                                         Page-18

                                                                          [LOGO]
--------------------------------------------------------------------------------
Corporate Banking
This sub-segment includes Large Corporate Lending, Commercial Leasing and Rail, and International operations.

-------------------------------------------------------------------------------------------------- ----------
Corporate Banking                            2002                                  2001  1 Q 02     Combined
                                          --------  ------------------------------------           ----------
Performance Summary                         First     Fourth     Third  Second    First      vs        Third
(In millions)                             Quarter    Quarter   Quarter Quarter  Quarter  4 Q 01      Quarter
-------------------------------------------------------------------------------------------------- ----------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $    446        495       365     356      356     (10) %  $    441
Fee and other income                          271        208       186     181      173      30          213
Intersegment revenue                          (13)       (14)      (10)     (8)      (8)     (7)         (14)
-------------------------------------------------------------------------------------------------- ----------
  Total revenue (Tax-equivalent)              704        689       541     529      521       2          640
Provision for loan losses                     222        248       125      95       71     (10)
Noninterest expense                           267        293       243     234      243      (9)    $    287
Income taxes (Tax-equivalent)                  81         57        62      68       71      42
-------------------------------------------------------------------------------------------------- ----------
  Operating earnings                     $    134         91       111     132      136      47  %
------------------------------------------------------------------------------------------------   ----------

-------------------------------------------------------------------------------------------------- ----------
Performance and other data
--------------------------
Economic profit                          $     57         16        35      56       47       -  %
Risk adjusted return on capital (RAROC)     15.18 %    13.13     15.49   18.43    17.24       -
Economic capital, average                $  5,580      5,708     3,912   3,541    3,614      (2)
Cash overhead efficiency ratio              38.13 %    42.82     44.87   43.98    46.49       -
Average loans, net                       $ 39,689     42,307    38,083  36,809   38,137      (6)    $ 43,904
Average core deposits                    $  9,878      9,784     7,925   7,658    7,349       1  %  $  9,235
-------------------------------------------------------------------------------------------------- ----------

Net interest income declined 10%, primarily due to loan balances. Average loans were down 6%, due to continued reduction in facility usage and reduction of loan facilities from large borrowers in corporate banking and leverage finance. Deposits increased slightly, primarily in international.

Fee and other income grew 30%, due primarily to 4001 market value adjustments of $50 million in the assets held for sale portfolio.

Expenses were down 9%, mainly due to merger efficiencies in global corporation banking and treasury services.

--------------------------------------------------------------------------------- ----------
Corporate Banking Fees           2002                              2001  1 Q 02    Combined
                             -------------------------------------------          ----------
                                First  Fourth    Third  Second    First      vs       Third
(In millions)                 Quarter Quarter  Quarter Quarter  Quarter  4 Q 01     Quarter
--------------------------------------------------------------------------------- ----------
Lending/Treasury services    $    162      93       82      74       70      74 %     $ 107
Leasing                            41      45       40      48       46      (9)         41
International                      68      70       64      59       57      (3)         65
--------------------------------------------------------------------------------- ----------
  Corporate banking fees     $    271     208      186     181      173      30 %     $ 213
--------------------------------------------------------------------------------- ----------

--------------------------------------------------------------------------------
                                                                         Page-19

                                                                                                   [LOGO]
---------------------------------------------------------------------------------------------------------
Investment Banking

This sub-segment includes Equity Capital Markets, Loan Syndications, High Yield Debt, M&A, Fixed Income
Sales & Trading, Municipal Group, Foreign Exchange, Derivatives, Equity Derivatives, Structured Products,
Real Estate Capital Markets and Asset Securitization.

------------------------------------------------------------------------------------------------ --------
Investment Banking                           2002                                2001 1 Q 02     Combined
                                          --------  ---------------------------------            --------
Performance Summary                         First     Fourth   Third  Second    First     vs       Third
(In millions)                             Quarter    Quarter Quarter Quarter  Quarter 4 Q 01      Quarter
------------------------------------------------------------------------------------------------ --------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $    151        195     150     132      106    (23)  % $   167
Fee and other income                          317        232     181     251      224     37         211
Intersegment revenue                           (5)        (5)     (6)     (7)      (4)     -          (5)
------------------------------------------------------------------------------------------------ --------
  Total revenue (Tax-equivalent)              463        422     325     376      326     10         373
Provision for loan losses                       -          6       1      (2)      (1)     -
Noninterest expense                           248        251     231     261      223     (1)    $   256
Income taxes (Tax-equivalent)                  78         59      29      39       37     32
------------------------------------------------------------------------------------------------ --------
  Operating earnings                     $    137        106      64      78       67     29   %
------------------------------------------------------------------------------------------------ --------
------------------------------------------------------------------------------------------------ --------
Performance and other data
--------------------------
Economic profit                          $    101         67      31      41       31     51   %
Risk adjusted return on capital (RAROC)     41.07  %   30.75   24.10   25.46    22.32      -
Economic capital, average                $  1,348      1,417   1,058   1,160    1,252     (5)
Cash overhead efficiency ratio              53.65  %   59.28   70.91   69.14    68.47      -
Average loans, net                       $  3,653      3,887   3,969   4,335    4,615     (6)    $ 4,421
Average core deposits                    $  2,888      2,849   2,565   2,542    2,107      1   % $ 2,774
------------------------------------------------------------------------------------------------ --------

Net interest income fell 23%, primarily due to lower spreads on short-term investments in the fixed income division. 4Q01 interest income included the positive effect of sharply declining short-term rates. Average loans declined 6%, due to lower corporate real estate demand, while deposits grew slightly.

Fee and other income increased 37%, primarily as a result of strong fixed income sales and trading. Asset securitization, equity derivatives and commercial real estate finance showed significant improvement off of poor 4Q01 results. These gains were partially offset by weaker loan syndications, equity capital markets and M&A, each declining from strong 4Q01 levels.

Expenses were down 1%, mainly due to merger efficiencies.

------------------------------------------------------------------------------- ----------
Investment Banking Fees         2002                             2001 1 Q 02     Combined
                             -----------------------------------------          ----------
                               First  Fourth   Third   Second   First     vs        Third
(In millions)                Quarter Quarter Quarter  Quarter Quarter 4 Q 01      Quarter
------------------------------------------------------------------------------- ----------

Agency                     $     137     142      57      116      40     (4) %      $ 75
Fixed income                     163      60     113      122     174      -          125
Affordable housing (AH)           17      30      11       13      10    (43)          11
------------------------------------------------------------------------------- ----------
  Investment banking fees  $     317     232     181      251     224     37  %     $ 211
------------------------------------------------------------------------------- ----------


--------------------------------------------------------------------------------
                                                                         Page-20

                                                                          [LOGO]
--------------------------------------------------------------------------------

Principal Investing

This sub-segment includes the public equity, private equity, and mezzanine portfolios, and fund investment activities.

-------------------------------------------------------------------------------------------------------------
Principal Investing                          2002                                   2001  1 Q 02    Combined
                                        ---------  -------------------------------------            ---------
Performance Summary                         First    Fourth     Third    Second    First      vs       Third
(In millions)                             Quarter   Quarter   Quarter   Quarter  Quarter  4 Q 01     Quarter
--------------------------------------------------------------------------------------------------- ---------
Income statement data
---------------------
Net interest income (Tax-equivalent)    $       -         3        (9)       (9)     (12)      - %     $  (9)
Fee and other income                          (90)      (21)     (585)      (58)     (43)      -        (587)
Intersegment revenue                            -         -         -         -        -       -           -
--------------------------------------------------------------------------------------------------- ---------
  Total revenue (Tax-equivalent)              (90)      (18)     (594)      (67)     (55)      -        (596)
Provision for loan losses                       -         -         -         -        -       -
Noninterest expense                             6         7         9         8        9     (14)      $  10
Income taxes (Tax-equivalent)                 (35)       (9)     (220)      (25)     (23)      -
--------------------------------------------------------------------------------------------------- ---------
  Operating earnings                    $     (61)      (16)     (383)      (50)     (41)      - %
--------------------------------------------------------------------------------------------------- ---------
--------------------------------------------------------------------------------------------------- ---------
Performance and other data
--------------------------
Economic profit                         $     (91)      (49)     (424)      (91)     (81)     86 %
Risk adjusted return on capital (RAROC)    (22.44)%   (5.41)  (113.40)   (15.02)  (12.09)      -
Economic capital, average               $   1,100     1,137     1,341     1,339    1,369      (3)
Cash overhead efficiency ratio                n/m %     n/m       n/m       n/m      n/m       -
Average loans, net                      $       -        41        18         1       (1)      -       $  53
Average core deposits                   $       -         -         -         -        -       - %     $   -
--------------------------------------------------------------------------------------------------- ---------

Principal investing losses were $90 million in 1Q02, compared to a loss of $21 million in 4Q01. The first quarter losses were primarily the result of a $43 million write-down on a single publicly-traded security. Total dollars invested in the principal investing portfolio at the end of 1Q02 were $2.4 billion vs. $2.6 billion at the end of 4Q01. The portfolio at the end of 1Q02 was invested as follows: 60% direct investments (34% direct equity, 26% mezzanine) and 40% fund investments. Included in direct investments at the end of 1Q02 were publicly traded equities with a carrying value of $53 million.

--------------------------------------------------------------------------------
                                                                         Page-21

                                                                          [LOGO]
--------------------------------------------------------------------------------
Parent
------
This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, businesses being wound down or divested, and goodwill and intangibles amortization.

-----------------------------------------------------------------------------------------------------  ---------
Parent                                         2002                                  2001  1 Q 02      Combined
                                           ---------  ------------------------------------             ---------
Performance Summary                           First     Fourth    Third   Second    First      vs         Third
(In millions)                               Quarter    Quarter  Quarter  Quarter  Quarter  4 Q 01       Quarter
-----------------------------------------------------------------------------------------------------  ---------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $       90          9      105       51      126       - %    $     78
Fee and other income                            113        145       68      111      102     (22)           77
Intersegment revenue                             (6)        (8)      (1)       -       (2)    (25)           (8)
-----------------------------------------------------------------------------------------------------  ---------
  Total revenue (Tax-equivalent)                197        146      172      162      226      35           147
Provision for loan losses                         1         (7)      19       32       49       -
Noninterest expense                             207        322      129       76      114     (36)     $     57
Income taxes (Tax-equivalent)                   (34)       (87)      18       17       14     (61)
--------------------------------------------------------------------------------------------------     ---------
  Operating earnings                     $       23        (82)       6       37       49       - %
-----------------------------------------------------------------------------------------------------  ---------

-----------------------------------------------------------------------------------------------------  ---------
Performance and other data
--------------------------
Economic profit                          $       53          9       51       65       76       - %
Risk adjusted return on capital (RAROC)       19.29 %    13.47    24.64    29.37    28.83       -
Economic capital, average                $    2,588      2,488    1,597    1,517    1,820       4
Cash overhead efficiency ratio                19.86 %      n/m    12.47    10.51    22.83       -
Average loans, net                       $    7,123     11,115    8,624    8,268    9,495     (36)     $ 15,069
Average core deposits                    $    3,634      4,261    3,209    2,430    3,312     (15)%    $  4,087
-----------------------------------------------------------------------------------------------------  ---------

Net interest income increased $81 million vs. 4Q01. The increase is largely due to the benefits of corporate hedging activities mitigating the effects of rate movements on the company's balance sheet instruments, partially offset by loan and deposit sales and divestitures. Average loans declined $4 billion, including $2.5 billion related to swaps of $4 billion of mortgages into agency-guaranteed mortgage-backed securities, $372 million from runoff in the indirect auto loan and lease portfolio, and $231 million related to divestitures. Average core deposits declined by $627 million, the result of $1.4 billion in deposits divestitures in mid-February.

Fee and other income declined $32 million vs. 4Q01. Home equity and mortgage sale and securitization income of $62 million was $10 million higher than 4Q01. 1Q02 included net securities and trading losses of $17 million while 4Q01 included income of $42 million. 4Q01 also included an insurance company demutualization gain of $11 million.

Expenses decreased $115 million vs. 4Q01. Of the decrease, $60 million was related to the cessation of goodwill amortization on January 1, 2002, and $23 million to lower intangibles amortization. The remaining reduction was primarily due to merger savings.

--------------------------------------------------------------------------------
                                                                         Page-22

                                                                          [LOGO]
--------------------------------------------------------------------------------

Asset Quality
-------------

------------------------------------------------------------------------------------------------------------------------
Asset Quality                                         2002                                        2001        1 Q 02
                                                   --------  ------------------------------------------
                                                     First     Fourth    Third     Second        First            vs
(In millions)                                      Quarter    Quarter  Quarter    Quarter      Quarter        4 Q 01
------------------------------------------------------------------------------------------------------------------------
Nonperforming assets
Nonaccrual loans                                 $   1,685      1,534    1,506      1,223        1,231            10  %
Foreclosed properties                                  159        179      126        104          106           (11)
------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets                     $   1,844      1,713    1,632      1,327        1,337             8  %
------------------------------------------------------------------------------------------------------------------------
as % of loans, net and foreclosed properties          1.14 %     1.04     0.96       1.08         1.09             -
------------------------------------------------------------------------------------------------------------------------
Nonperforming loans in loans held for sale       $     213        228      273        250          344            (7) %
------------------------------------------------------------------------------------------------------------------------
  Total nonperforming assets in loans
     and in loans held for sale                  $   2,057      1,941    1,905      1,577        1,681             6  %
------------------------------------------------------------------------------------------------------------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale              1.21 %     1.13     1.08       1.23         1.30             -
------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
Balance, beginning of period                     $   2,995      3,039    1,760      1,759        1,722            (1) %
Former Wachovia balance, September 1, 2001               -          -      766          -            -             -
Loan losses, net                                      (325)      (378)    (243)      (157)        (159)          (14)
Allowance relating to loans transferred or sold        (23)       (47)    (368)       (65)         (23)          (51)
Provision for loan losses related to loans
  transferred or sold                                   14          3      230         36           15             -
Provision for loan losses                              325        378      894        187          204           (14)
------------------------------------------------------------------------------------------------------------------------
Balance, end of period                           $   2,986      2,995    3,039      1,760        1,759             -  %
------------------------------------------------------------------------------------------------------------------------
as % of loans, net                                    1.84 %     1.83     1.79       1.44         1.43             -
as % of nonaccrual and restructured loans/(a)/         177        195      202        144          143             -
as % of nonperforming assets/(a)/                      162 %      175      186        133          132             -
------------------------------------------------------------------------------------------------------------------------
Loan losses, net                                 $     325        378      243        157          159           (14) %
Commercial, as % of average commercial loans          0.97 %     1.19     0.85       0.55         0.56             -
Consumer, as % of average consumer loans              0.59       0.48     0.53       0.48         0.48             -
Total, as % of average loans, net                     0.83 %     0.93     0.73       0.52         0.53             -
------------------------------------------------------------------------------------------------------------------------
Past due loans, 90 days and over
Commercial, as a % of loans, net                      1.49 %     1.38     1.30       1.41         1.31             -
Consumer, as a % of loans, net                        0.69 %     0.62     0.68       0.73         0.93             -
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
/(a)/ These ratios do not include nonperforming loans included in other assets as held for sale.
--------------------------------------------------------------------------------

Key Points

..    Total NPAs rose 6% primarily due to telecom and a large retail credit;
     excluding the retail credit, total NPAs were up 2%
..    Net loan losses improved by 14%, to $325 million or 0.83% of average net loans
..    Loan losses taken on secured exposure to entities related to an energy services company totaled $57 million
..    Over one-third of commercial losses for the quarter related to telecom companies
..    Allowance totaled $3.0 billion, or 1.84% of loans and 177% of nonperforming loans
..    Provision exceeded charge-offs by $14 million due to the sale or transfer to loans held for sale of $131 million of commercial loans

--------------------------------------------------------------------------------

Net loan losses improved by 14% to $325 million, lowering the net charge-off ratio to 0.83% of average net loans from 0.93% in 4Q01. Net loan losses were down 5% excluding losses taken on secured exposure to entities related to an energy services company. Gross charge-offs were $381 million offset by $56 million in recoveries.

Provision for loan losses exceeded net charge-offs by $14 million for the quarter which represents the incremental provision related to the sale or transfer to loans held for sale of $131 million of commercial loans directly out of the loan portfolio.

Allowance for loan losses of $3.0 billion, or 1.84% of net loans, decreased by $9 million from 4Q01. This decrease was related to loans that were sold or transferred to held for sale.



--------------------------------------------------------------------------------
                                                                         Page-23

                                                                          [LOGO]
--------------------------------------------------------------------------------

The allowance to nonperforming loans ratio declined to 177% from 195%, while the allowance to nonperforming assets ratio (excluding NPAs in loans held for sale) decreased to 162% from the prior quarter's 175%.

-----------------------------------------------------------------------------------------------------------
Nonperforming Loans/(a)/                               2002                                2001  1 Q 02
                                                    -------- -----------------------------------
                                                      First   Fourth    Third  Second     First      vs
(In millions)                                       Quarter  Quarter  Quarter Quarter   Quarter  4 Q 01
-----------------------------------------------------------------------------------------------------------
Balance, beginning of period                       $  1,534    1,506    1,223   1,231     1,176       2  %
-----------------------------------------------------------------------------------------------------------
Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period      1,381    1,316    1,088   1,026       939       5
Former Wachovia balance, September 1, 2001                -        -      209       -         -       -
-----------------------------------------------------------------------------------------------------------
New nonaccrual loans and advances                       541      668      376     361       314     (19)
Charge-offs                                            (277)    (335)    (193)   (125)     (125)    (17)
Transfers (to) from loans held for sale                   -        -      (20)      -         -       -
Transfers (to) from other real estate owned               -      (40)      (5)      -         -       -
Sales                                                   (64)     (64)     (36)    (50)        -       -
Other, principally payments                             (82)    (164)    (103)   (124)     (102)    (50)
-----------------------------------------------------------------------------------------------------------
Net commercial nonaccrual loan activity                 118       65       19      62        87      82
-----------------------------------------------------------------------------------------------------------
Commercial nonaccrual loans, end of period            1,499    1,381    1,316   1,088     1,026       9
-----------------------------------------------------------------------------------------------------------
Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period          153      190      135     205       237     (19)
Former Wachovia balance, September 1, 2001                -        -       33       -         -       -
-----------------------------------------------------------------------------------------------------------
Transfers (to) from loans held for sale                   -      (22)     (53)   (123)      (90)      -
Sales and securitizations                               (17)     (91)       -       -         -     (81)
Other, net                                               50       76       75      53        58     (34)
-----------------------------------------------------------------------------------------------------------
Net consumer nonaccrual loan activity                    33      (37)      22     (70)      (32)      -
-----------------------------------------------------------------------------------------------------------
Consumer nonaccrual loans, end of period                186      153      190     135       205      22
-----------------------------------------------------------------------------------------------------------
Balance, end of period                             $  1,685    1,534    1,506   1,223     1,231      10  %
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
/(a)/ Excludes nonperforming loans included in loans held for sale, which in the first quarter of 2002 and in the fourth, third, second and first quarters of 2001 were $213 million, $228 million, $273 million, $250 million and $344 million, respectively.
--------------------------------------------------------------------------------

Key Points

..  New commercial nonaccruals related largely to a single large retailer and telecom outstandings; excluding these, new nonaccruals totaled $259 million .. Sold $81 million of nonperforming loans out of the loan portfolio; $64 million commercial and $17 million consumer

--------------------------------------------------------------------------------

Nonperforming loans in the loan portfolio increased by $151 million on a linked quarter basis to $1.7 billion. Excluding a large retail credit, NPLs rose only $77 million.

New inflows to the commercial nonaccrual portfolio rose to $541 million compared to the prior quarter's $668 million. Payments reduced nonperforming commercial loan balances by $82 million. In the quarter, $17 million in nonperforming consumer loans and $64 million of nonperforming commercial loans were sold.




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                                                                         Page-24

                                                                          [LOGO]
--------------------------------------------------------------------------------

Loans Held For Sale

--------------------------------------------------------------------------------------------------------------------------
Loans Held for Sale/(a)/                                                 2002                                     2001
                                                                   ----------   ------------------------------------------
                                                                        First    Fourth     Third   Second       First
(In millions)                                                         Quarter   Quarter   Quarter  Quarter     Quarter
--------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                       $    7,763     6,837     5,963    6,790       8,146
Former Wachovia balance as of September 1, 2001/(b)/                        -         -       297        -           -
Originations/Purchases                                                  5,866     7,471     4,955    5,279       4,773
Performing loans transferred to (from) loans held for sale, net            46       (43)    1,351     (189)        192
Nonperforming loans transferred to (from) loans held
  for sale, net                                                             -        35        79      128          90
Allowance for loan losses related to
  loans transferred to loans held for sale/(c)/                            (4)      (10)     (262)     (40)        (23)
Lower of cost or market valuation adjustments                             (14)      (58)      (15)     (35)        (80)
Performing loans sold                                                  (6,179)   (5,845)   (5,177)  (5,535)     (5,910)
Nonperforming loans sold                                                  (22)     (106)      (88)    (130)        (45)
Other, net/(d)/                                                          (325)     (518)     (266)    (305)       (353)
--------------------------------------------------------------------------------------------------------------------------
Balance, end of period/(e)/                                        $    7,131     7,763     6,837    5,963       6,790
--------------------------------------------------------------------------------------------------------------------------
/(a)/ All activity excludes other real estate owned.
/(b)/ Beginning balance and transfers of former Wachovia loans to loans held for sale are shown net of $82 million in allowance for loan losses on these loans and $102 million in purchase accounting adjustments in the third quarter of
      2001.
/(c)/ Excludes $82 million of allowance associated with former Wachovia loans and $24 million of allowance and provision associated with loans sold directly out of the loan portfolio in the third quarter of 2001.
/(d)/ Other, net represents primarily loan payments.
/(e)/ Nonperforming loans included in loans held for sale in the first quarter of 2002 and in the fourth quarter of 2001 were $213 million and $228 million, respectively. Former First Union nonperforming loans included in loans held for sale in the third, second and first quarters of 2001 were $195 million, $250 million and $344 million, respectively.
      The former Wachovia balance as of September 30, 2001, included nonperforming loans of $78 million.
--------------------------------------------------------------------------------------------------------------------------

Key Points

..     Continued progress on 3Q01 transfer of $1.5 billion ($1.1 billion net) of higher risk and overlapping loans; remaining loans have a net carrying value of $268 million after 1Q02 reductions of $424 million

--------------------------------------------------------------------------------

In 1Q02, a net $46 million of performing loans were transferred to loans held for sale (prior to the effect of market valuation adjustments), including certain loans transferred from trading.

Of the total $4 million allowance that was associated with the loans transferred to held for sale, $1 million represented existing reserves and $3 million represented 1Q02 additional provision to adjust the loans to market value.

We sold a total of $6.2 billion of loans out of the loans held for sale portfolio, $702 million of commercial loans and $5.5 billion of consumer loans, primarily mortgages delivered to agencies and prime equity lines. Substantially all of the consumer loan sales represented flow business. Of the loans sold, $22 million were nonperforming.

--------------------------------------------------------------------------------
                                                                         Page-25

                                                                          [LOGO]
--------------------------------------------------------------------------------
The following table provides additional information related to direct loan sale and securitization activity and the types of loans transferred to loans held for sale. In addition to the following information, in 1Q02 we swapped $1.1 billion of portfolio mortgages into agency-guaranteed mortgage-backed securities.

-----------------------------------------------------------------------------------------------------------------------------------
First Quarter 2002 Loans Securitized or
Sold or Transferred to Held for Sale
Out of Loan Portfolio                                               Balance     Direct              Inflow as Loans Held For Sale
                                                ----------------------------                        -------------------------------
                                                     Non-                     Allowance  Provision to       Non-
(In millions)                                  performing  Performing  Total  Reduction  Adjust Value  performing Performing  Total
-----------------------------------------------------------------------------------------------------------------------------------
Commercial loans                               $    64         55       119          5           11
Consumer loans                                      17          -        17          3            -
-----------------------------------------------------------------------------------------------------------------------------------
  Loans securitized/sold out of loan portfolio      81         55       136          8           11
-----------------------------------------------------------------------------------------------------------------------------------
Commercial loans                                     -         12        12          1            3           -           8     8
Consumer loans                                       -          -         -          -            -           -           -     -
-----------------------------------------------------------------------------------------------------------------------------------
  Loans transferred to held for sale                 -         12        12          1            3           -           8     8
-----------------------------------------------------------------------------------------------------------------------------------
     Total                                     $    81         67       148          9           14
-----------------------------------------------------------------------------------------------------------------------------------

We also sold or transferred to held for sale a total of $148 million of loans out of the loan portfolio. These loans included $17 million of consumer loans and $131 million of commercial loans. $67 million of these non-flow loans were performing and $81 million were nonperforming.

--------------------------------------------------------------------------------
                                                                         Page-26

                                                                          [LOGO]
--------------------------------------------------------------------------------

First Union/Wachovia Merger Integration Update
----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Merger Integration Metrics
                                       1Q           Incremental               Total as a                                Run Rate as
                                     2002    2001  Efficiencies         Total  % of Goal       Goal       Run Rate/(b)/ a % of Goal
-----------------------------------------------------------------------------------------------------------------------------------
Annual expense efficiencies/(a)/
 (In millions)                    $   150      86            88           150         17 % $    890             600             67%
One-time charges (In millions)    $    75     319                         394         26   $  1,525 /(c)/
Position reductions/(d)/            1,209   1,905                       3,114         44      7,000
Branch consolidations                           -                           -         -  %  250-300
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Target Goal
                                          ------------------------------------
                                             2002          2003          2004
Customer satisfaction scores         (TBD 2 Q 02)
New/Lost ratio/(e)/                  (TBD 2 Q 02)
------------------------------------------------------------------------------------------------------------------------------------

/(a)/ Expense efficiencies calculated from annualized combined 4Q00 base (excluding commissions, incentives, amortization and restructuring or merger costs).
/(b)/ Most recent quarter annualized. During 2002 additional merger efficiencies will be realized and additional merger costs incurred. Expected cumulative net merger expense efficiencies of $490 million in 2002.
/(c)/ Includes $75 million of unanticipated costs associated with hostile takeover attempt.
/(d)/ Represents change in FTE position from pro forma combined December 31, 2000, base of 85,885 and excludes divested businesses and the impact of strategic repositioning. 2001 total includes 452 of pre-close position reductions.
/(e)/ New core customers gained divided by core customers lost. Core customers exclude single-service credit card, mortgage and trust customers and out of footprint customers.
------------------------------------------------------------------------------------------------------------------------------------

Key Points

1Q02 Achievements
-----------------

..     Incremental expense savings of $88 million achieved over 4Q01 - total of
      $150 million for the quarter
..     Additional expenses associated with achieving future efficiencies expected over the balance of 2002; remain comfortable with target of $490 million for 2002
..     One-time charges of $75 million represent $249 million of charges partially offset by a $174 million gain from sale of 37 branches
..     70-75% of employee selections finalized
..     31% of major system-related activities completed including
      -  Human resources, payroll and benefits
      -  Accounts payable, fixed assets and purchasing
..     Began single customer service satisfaction survey across the entire branch system

2Q02 Activities
---------------

..     Legacy banks' legal entities merged April 1
..     400,000 hours of product and system training to financial center personnel scheduled
..     Integrated system testing begins
..     Brokerage and mortgage banking conversions and additional investment banking conversions
..     Customer satisfaction and New/Lost ratio goals to be established

--------------------------------------------------------------------------------

Estimated Merger Charges

In connection with the merger, we will record certain merger-related and restructuring charges. These charges will be reflected in our income statement. In addition, we recorded purchase accounting adjustments to reflect former Wachovia's assets and liabilities at their respective fair values as of September 1, 2001, and to reflect certain exit costs related to the former Wachovia. The purchase accounting adjustments are preliminary and subject to refinement.

At the time of the merger announcement, management indicated that the company would incur an estimated $1.45 billion of merger costs. This amount included the merger-related and restructuring charges reflected in the income statement as well as the purchase accounting adjustment for certain exit costs.

The following chart indicates the company's progress compared with the estimated merger charges after adjusting for $75 million in additional charges incurred by both former Wachovia and First Union in conjunction with a hostile takeover bid.

--------------------------------------------------------------------------------
                                                                         Page-27

                                                                          [LOGO]
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Merger Charges                                            Merger-             Exit Cost
                                                         Related/              Purchase
                                                    Restructuring            Accounting
 (In millions)                                             Charges        Adjustments/(a)/         Total
--------------------------------------------------------------------------------------------------------
April 16, 2001 estimated charges               $              750                   700           1,450
Additional charges relating to hostile bid                                                           75
--------------------------------------------------------------------------------------------------------
Adjusted total estimated charges               $              750                   700           1,525
--------------------------------------------------------------------------------------------------------
Actual charges
2001                                           $              178                   141             319
First quarter 2002                                             (9)                   84              75
--------------------------------------------------------------------------------------------------------
    Total actual charges                       $              169                   225             394
--------------------------------------------------------------------------------------------------------

/(a)/ These adjustments represent incremental costs related to combining the two companies and are specifically attributable to the former Wachovia.
      Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant former
      Wachovia facilities. These adjustments are reflected in goodwill and are not charges against income.

Total actual charges are the sum of Total First Union/Wachovia merger-related and restructuring charges/gains as reported in the following Merger-Related, Restructing and Other Charges/Gains table and Total exit cost purchase accounting adjustments (One-time costs) as detailed in the Goodwill and Other Intangibles Created by the First Union/Wachovia Merger table located on the following page.

------------------------------------------------------------------------------------------------------------------------------
Merger-Related, Restructuring and Other Charges/Gains                                 2002                            2001
                                                                           ---------------      --------------------------
(Income Statement Impact)                                                            First         Fourth            Third
(In millions)                                                                      Quarter        Quarter          Quarter
------------------------------------------------------------------------------------------------------------------------------
Merger-related and restructuring charges
Personnel and employee termination benefits                                $            37             47               43
Occupancy and equipment                                                                 41              -                -
Gain on regulatory-mandated branch sales                                              (121)             -                -
Contract cancellations and system conversions                                           18              -                -
Other                                                                                   16             49               39
------------------------------------------------------------------------------------------------------------------------------
  Total First Union/Wachovia merger-related and restructuring charges                   (9)            96               82
------------------------------------------------------------------------------------------------------------------------------
Reversal of previous restructuring charges                                               -            (10)               -
------------------------------------------------------------------------------------------------------------------------------
Merger-related charges from other mergers                                                1              2                3
------------------------------------------------------------------------------------------------------------------------------
  Total merger-related and restructuring charges                                        (8)            88               85
------------------------------------------------------------------------------------------------------------------------------
Other charges/gains
Provision for loan losses/(a)/                                                           -              -              880
Other charges, net                                                                       -              -                4
------------------------------------------------------------------------------------------------------------------------------
  Total other charges/gains                                                              -              -              884
------------------------------------------------------------------------------------------------------------------------------
  Total merger-related, restructuring and other charges/gains                           (8)            88              969
Income taxes (benefits)                                                                  3            (25)            (337)
------------------------------------------------------------------------------------------------------------------------------
  After-tax merger-related, restructuring and other charges/gains          $            (5)            63              632
------------------------------------------------------------------------------------------------------------------------------
/(a)/ The incremental provision includes $330 million related to credit actions of combining the two loan portfolios, which was not included in the original estimate of one-time charges amounting to $1.45 billion and will be excluded from the cumulative amount of reported First Union/Wachovia one-time charges.
------------------------------------------------------------------------------------------------------------------------------

Merger-Related, Restructuring and Other Charges/Gains

In the quarter, the company recorded a net $8 million credit in merger-related, restructuring and other charges/gains. Of this amount, $112 million of charges related to the First Union/Wachovia merger, comprising principally employee termination benefits for employees of the former First Union as well as costs of integrating the facilities of the two companies. These charges were more than offset by a $121 million gain on the sale of branches.




-------------------------------------------------------------------------------
                                                                         Page-28

                                                                                                                          [LOGO]
--------------------------------------------------------------------------------------------------------------------------------
Goodwill and Other Intangibles
--------------------------------------------------------------------------------------------------------------------------------
Goodwill and Other Intangibles Created                                                2002                            2001
  by the First Union/Wachovia Merger                                                --------    --------------------------------
                                                                                     First          Fourth           Third
(In millions)                                                                      Quarter         Quarter         Quarter
--------------------------------------------------------------------------------------------------------------------------------
Purchase price less former Wachovia ending tangible
  stockholders' equity as of September 1, 2001                                    $  7,466           7,466           7,466
--------------------------------------------------------------------------------------------------------------------------------
Preliminary fair value purchase accounting adjustments /(a)/
  Financial assets                                                                     829             829             747
  Premises and equipment                                                               164             132             146
  Employee benefit plans                                                               276             276             276
  Financial liabilities                                                                (13)            (13)            (13)
  Other, including income taxes                                                       (152)           (169)           (144)
--------------------------------------------------------------------------------------------------------------------------------
      Total fair value purchase accounting adjustments                               1,104           1,055           1,012
--------------------------------------------------------------------------------------------------------------------------------
Preliminary exit cost purchase accounting adjustments /(b)/
  Personnel and employee termination benefits                                          142              94              43
  Occupancy and equipment                                                               83               -               -
  Gain on regulatory-mandated branch sales                                             (53)              -               -
  Contract cancellations                                                                 2               2               -
  Other                                                                                 51              45              22
--------------------------------------------------------------------------------------------------------------------------------
      Total pre-tax exit costs                                                         225             141              65
Income taxes                                                                           (67)            (37)             (9)
--------------------------------------------------------------------------------------------------------------------------------
      Total after-tax exit cost purchase accounting adjustments (One-time costs)       158             104              56
--------------------------------------------------------------------------------------------------------------------------------
      Total purchase intangibles                                                     8,728           8,625           8,534
Preliminary deposit base intangible (Net of income taxes)                            1,194           1,194           1,465
Other identifiable intangibles (Net of income taxes)                                   209             209               -
--------------------------------------------------------------------------------------------------------------------------------
Preliminary goodwill                                                              $  7,325           7,222           7,069
================================================================================================================================
/(a)/ These adjustments represent preliminary fair value adjustments in compliance with business combination accounting standards and adjust assets and liabilities of the former Wachovia to their fair value as of September 1, 2001.
/(b)/ These adjustments represent incremental costs relating to combining the two organizations which are specifically related to the former Wachovia.
--------------------------------------------------------------------------------------------------------------------------------

In accordance with purchase accounting, the assets and liabilities of the former Wachovia were recorded at their respective fair values as of September 1, 2001, as if they had been individually purchased in the open market. The premiums and discounts that resulted from the purchase accounting are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, much like the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

In 1Q02, the company recorded certain refinements to its initial estimates of the fair value of the assets and liabilities acquired. These adjustments resulted in a net increase to goodwill of $49 million. These adjustments were made based on additional data surrounding the fair values of the assets and liabilities of former Wachovia.

Additionally in 1Q02, the company recorded an additional $84 million in pre-tax exit costs comprising principally employee termination benefits for employees of the former Wachovia, and costs of integrating the facilities of the two companies, partially offset by branch sale gains of $53 million.

Under a new accounting standard, goodwill recorded in connection with the merger of First Union and Wachovia and previous mergers is no longer subject to amortization. Additionally, the new accounting standard requires annual testing for impairment of goodwill and other intangible assets. The company's impairment evaluation under the new standard indicated that none of the company's goodwill was impaired.

--------------------------------------------------------------------------------
                                                                         Page-29

                                                                          [LOGO]
--------------------------------------------------------------------------------

Summary
-------

1Q02-Wachovia on Track
----------------------
..    General Bank momentum continues
..    Corporate and Investment Bank focused on risk reduction and capital optimization in a difficult market
..    Capital Management and Wealth Management results stable in flat market
..    Focus on improving efficiencies evident
..    Increase in NPAs in line with expectations, driven by telecommunications
..    Improved Tier 1 capital ratio 47 bps
..    Merger integration on track and progressing well


2002 Outlook-Largely Unchanged from 4Q01
----------------------------------------
..    Revenues expected to grow in low-mid single digit range, including
                                                              ---------
     anticipation of additional Principal Investing losses over the remainder of
     ---------------------------------------------------------------------------
     the year
     --------
..    Expenses estimated to remain flat, unless markets rebound
..    Average loans expected to grow in the low single digit range from 4Q01
..    Margins projected to be relatively stable from 1Q02 for balance of the year
                                                    ----------------------------
..    Continued upward pressure on NPAs
..    Full year charge-offs of 60-80 bps
..    Tier 1 capital should improve to 7.8 - 8.0% by year end
..    Continue to target dividend payout ratio of 30 - 35% of cash earnings
..    No material change in average diluted shares

--------------------------------------------------------------------------------

     The foregoing earnings materials and management's discussion of them during the teleconference and live audio web cast in connection with Wachovia Corporation's ("Wachovia") review of first quarter 2002 results may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "probably", "potentially", "projects", "outlook" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 18, 2002.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

--------------------------------------------------------------------------------
                                                                         Page-30